EX. 4.01

FIRST AMENDMENT TO NONRECOURSE PROMISSORY NOTE

            This First Amendment to Nonrecourse Promissory Note (this "Amendment") is entered into this the 8th day of November, 2005, between Home Solutions Restoration of Louisiana, Inc., a Louisiana corporation ("Maker"), and Florida Environmental Remediation Services, Inc., a Florida corporation ("Payee").

R E C I T A L S:

A.        On September 27, 2005, Maker executed and delivered to Payee that certain Nonrecourse Promissory Note in the principal amount of $11,000,000.00 (the "Note").

B.         Pursuant to its terms, the Note is payable in two installments of principal and accrued interest thereon, (i) the first such installment in the principal amount of $6,000,000.00 to be made on November 26, 2005 (the "First Installment"), and (ii) the second such installment in the principal amount of $5,000,000.00 to be made on January 26, 2006 (the "Second Installment").

C.         Maker has requested Payee to modify the payment date of the First Installment and the Second Installment, so that the entire principal amount of the Note, together with accrued interest  thereon, shall be due and payable on January 2, 2006, and Payee has agreed to modify the payment date of the First Installment and the Second Installment.

A G R E E M E N T:

            Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Maker and Payee hereby agree as follows:

  Definitions.  Capitalized terms not defined in this Amendment shall have the meanings given to such terms in the Note.

  Amendment to the Note.  The second sentence of the third paragraph of the Note shall be amended and restated in its entirety to read as follows:

"The principal amount of this Note, together with accrued and unpaid interest thereon, shall be due and payable in its entirety on January 2, 2006 (the "Maturity Date"), or on such later date as may be agreed to in writing by Payee."

  Renewal of Note.  Maker hereby renews, but does not extinguish, the Note, and Maker promises to pay to the order of Payee, all amounts due under the Note, or so much thereof as may be outstanding, and to observe, comply with and perform each and every of the terms and provisions of the Note as herein modified.

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EX. 4.01

  Ratification of Note.  Except as expressly amended as set forth in this Amendment, the Note remains unchanged and is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Payee under the Note.

  Conflicts.  If there is a conflict between the terms of this Amendment and the terms of the Note, the terms of this Amendment shall control.

  Choice of Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to its principles of conflicts of laws.

THE NOTE AS MODIFIED BY THIS AMENDMENT, TOGETHER WITH THE OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION THEREWITH, TOGETHER CONSTITUTE THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER DESCRIBED THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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EX. 4.01

            IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first above written.

                                                            MAKER:

HOME SOLUTIONS RESTORATION
OF LOUISIANA, INC.

/s/ Frank Fradella
By:  Frank Fradella
Its:   Secretary and Treasurer

The undersigned hereby consents to the Amendment and all of its terms and conditions.

                                                            PAYEE:

                                                            FLORIDA ENVIRONMENTAL REMEDIATION
                                                            SERVICES, INC.

                                                            By:       /s/ Fernando Nava
                                                            Name: Fernando Nava
                                                            Its: CEO and President

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